Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257380 on Form S-8 of our reports dated February 29, 2024, relating to the financial statements of First Advantage Corporation and the effectiveness of First Advantage Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Atlanta, GA

February 29, 2024